Exhibit 1(u)



                          SENTINEL GROUP FUNDS, INC.
                            ARTICLES SUPPLEMENTARY
                  CREATING ADDITIONAL SERIES OF COMMON STOCK


     SENTINEL GROUP FUNDS, INC., a Maryland corporation having its principal Maryland office c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202 (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by its Amended and Restated Articles of Incorporation, as amended (the "Charter"), the Board of Directors, at a meeting duly convened and held on December 11, 2003, adopted resolutions reclassifying and designating twenty million (20,000,000) of the authorized but unissued shares of common stock as Class A shares of Sentinel Mid Cap Core Fund, par value $0.01 per share (the "Class A Shares") with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article SIXTH, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

          The Class A Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Charter and further except that:

          (i) Expenses related to the distribution of the Class A Shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

          (ii) Such distribution expenses borne solely by Class A Shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by the Charter, the Board of Directors, at a meeting duly convened and held on December 11, 2003, adopted resolutions reclassifying and designating ten million (10,000,000) authorized but unissued shares of common stock as Class B shares of Sentinel Mid Cap Core Fund, par value $0.01 per share (the "Class B Shares") with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article SIXTH, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

          The Class B Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the

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     shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Charter and further except that:

          (i) Expenses related to the distribution of the Class B Shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

          (ii) Such distribution expenses borne solely by Class B Shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

     THIRD: Pursuant to authority expressly vested in the Board of Directors by the Charter, the Board of Directors, at a meeting duly convened and held on December 11, 2003, adopted resolutions reclassifying and designating ten million (10,000,000) authorized but unissued shares of common stock as Class C shares of Sentinel Mid Cap Core Fund, par value $0.01 per share (the "Class C Shares") with the preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption as follows, which upon any restatement of the Charter shall be made part of Article SIXTH, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections hereof:

          The Class C Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the shares of common stock as of the date of these Articles Supplementary, except as otherwise set forth in the Charter and further except that:

          (i) Expenses related to the distribution of the Class C Shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

          (ii) Such distribution expenses borne solely by Class C Shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

     FOURTH: After this increase in the number of shares of common stock classified and designated as Class A Sentinel Mid Cap Core Fund shares and Class B Sentinel Mid Cap Core Fund shares and Class C Sentinel Mid Cap Core Fund shares, the Corporation will have the authority to issue two billion (2,000,000,000) shares of capital stock. All shares of all classes and series of capital stock of the Corporation have a par value of $0.01 per share, with an aggregate par value of Twenty Million Dollars ($20,000,000). One Billion Eight Hundred and Sixty Million (1,860,000,000) shares of the Corporation's authorized capital stock have been classified and divided into the following classes, each class comprising the number of shares and having the designations indicated:

                           Class A                            Number of Shares Allocated
                           -------                            --------------------------
         Sentinel Flex Cap Opportunity Fund                            20,000,000
         Sentinel Small Company Fund                                  160,000,000

                                      2

         Sentinel Mid Cap Core Fund                                    20,000,000
         Sentinel Mid Cap Growth Fund                                  25,000,000
         Sentinel World Fund                                           15,000,000
         Sentinel Growth Index Fund                                    20,000,000
         Sentinel Common Stock Fund                                    75,000,000
         Sentinel Balanced Fund                                        40,000,000
         Sentinel High Yield Bond Fund                                 20,000,000
         Sentinel Bond Fund                                            30,000,000
         Sentinel Tax-Free Income Fund                                 25,000,000
         Sentinel New York Tax-Free Income Fund                        20,000,000
         Sentinel Government Securities Fund                           40,000,000
         Sentinel Short Maturity Government Fund                       70,000,000
         Sentinel U.S. Treasury Money Market Fund                     750,000,000
         Sentinel Capital Markets Income Fund                          20,000,000

                           Class B                            Number of Shares Allocated
                           -------                            --------------------------
         Sentinel Flex Cap Opportunity Fund                            20,000,000
         Sentinel Small Company Fund                                   40,000,000
         Sentinel Mid Cap Core Fund                                    10,000,000
         Sentinel Mid Cap Growth Fund                                  10,000,000
         Sentinel World Fund                                           20,000,000
         Sentinel Growth Index Fund                                    20,000,000
         Sentinel Common Stock Fund                                    20,000,000
         Sentinel Balanced Fund                                        20,000,000
         Sentinel High Yield Bond Fund                                 20,000,000
         Sentinel Bond Fund                                            20,000,000
         Sentinel Tax-Free Income Fund                                 20,000,000
         Sentinel U.S. Treasury Money Market Fund                     100,000,000
         Sentinel Capital Markets Income Fund                          10,000,000

                           Class C                            Number of Shares Allocated
                           -------                            --------------------------
         Sentinel Flex Cap Opportunity Fund                            20,000,000
         Sentinel Small Company Fund                                   40,000,000
         Sentinel Mid Cap Core Fund                                    10,000,000
         Sentinel Mid Cap Growth Fund                                  20,000,000
         Sentinel World Fund                                           10,000,000
         Sentinel Growth Index Fund                                    20,000,000
         Sentinel Common Stock Fund                                    10,000,000
         Sentinel Balanced Fund                                        10,000,000
         Sentinel High Yield Bond Fund                                 10,000,000
         Sentinel Capital Markets Income Fund                          10,000,000

                           Class D                            Number of Shares Allocated
                           -------                            --------------------------
         Sentinel Balanced Fund                                        20,000,000

     FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.


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



IN WITNESS WHEREOF, SENTINEL GROUP FUNDS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary on the th day of January 2004.

                                           SENTINEL GROUP FUNDS, INC.


                                           By__________________________________
                                             John M. Grab
                                             Vice President


Attest:



--------------------------
D. Russell Morgan
Secretary









     THE UNDERSIGNED, Vice President of SENTINEL GROUP FUNDS, INC. (the "Corporation"), who executed on behalf of the Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein are true in all material respects and that this statement is made under the penalties for perjury.




                                                 ---------------------------
                                                 John M. Grab
                                                 Vice President
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